UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2014

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800, Newport Beach, California	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                       Submission of Matters to a Vote of Security Holders.

Clean Energy Fuels Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 7, 2014 in Newport Beach, California.  Of the 89,858,816 shares of common stock outstanding and entitled to vote at the Annual Meeting, 77,249,807 shares were present at the Annual Meeting either in person or by proxy, constituting a quorum of 85.97%. The Company’s stockholders considered and voted on the following three proposals at the Annual Meeting:

(i)  The holders of the Company’s common stock elected nine nominees to serve as directors for a term of one year, ending at the time of the next Annual Meeting of Stockholders in 2015 (or until a successor is duly elected and qualified) pursuant to the Company’s Bylaws and the applicable laws of the State of Delaware:

The results of the voting were as follows:

Name of Director	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Andrew J. Littlefair	34,297,546	3,270,255	39,682,006
Warren I. Mitchell	33,790,243	3,777,558	39,682,006
John S. Herrington	33,570,431	3,997,370	39,682,006
James C. Miller III	34,333,017	3,234,784	39,682,006
James E. O’Connor	33,888,698	3,679,103	39,682,006
Boone Pickens	37,003,569	564,232	39,682,006
Stephen A. Scully	36,627,728	940,073	39,682,006
Kenneth M. Socha	34,220,550	3,347,251	39,682,006
Vincent C. Taormina	36,905,358	662,443	39,682,006

(ii) The holders of the Company’s common stock ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The results of the voting were as follows:

VOTES FOR:	76,032,687
VOTES AGAINST:	833,765
VOTES ABSTAINED:	383,355

(iii) The holders of the Company’s common stock approved an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 149,000,000 total authorized shares to 224,000,000 total authorized shares.

The results of the voting were as follows:

VOTES FOR:	67,187,956
VOTES AGAINST:	8,334,279
VOTES ABSTAINED:	1,727,572

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2014		CLEAN ENERGY FUELS CORP.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer